                                                              Exhibit 10.24

                              EMPLOYMENT AGREEMENT
                              --------------------

                 AGREEMENT by and between SunTrust Banks, Inc. , a Georgia corporation (the "Company"), and James M. Wells III (the "Executive"), dated as of July 20, 1998, but effective as of the Effective Date (as hereinafter defined).

                 The Company has determined that it is in the best interests of the Company and its stockholders to assure that it will have the benefit of the valuable services and continued dedication of the Executive following consummation of the merger (the "Merger") of Crestar Financial Corporation ("Crestar") with the Company or a subsidiary of the Company pursuant to the Agreement and Plan of Merger dated as of July 20, 1998, and the Executive has agreed to serve the Company and Crestar Bank (the "Bank") on the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

                 1.  Effective Date.  The "Effective Date" shall mean the date
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       of consummation of the Merger.  In the event the Merger is not consummated, this Agreement shall be null and void and of no force and effect.

                 2.  Employment Period.  The Company acting on behalf of the
                     -----------------
       Bank hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Bank, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2001 (the "Employment Period"). The Company in addition hereby agrees to employ the Executive in accordance with Section 3(a)(iii) for at least a part of the Employment Period, and the Executive hereby agrees to be so employed by the Company.

                  3.  Terms of Employment.
                      -------------------

                  (a) Position; Duties; Place of Employment.
                      -------------------------------------

               (i) Except as provided in Section 3(a)(iii) hereof, during the Employment Period, (A) the Executive shall serve as the President and Chief Operating Officer of the Bank, (B) the Executive's services under this Agreement shall be performed principally in the same location or locations as the Executive's services were performed for Crestar immediately prior to the Effective Date, (C) Executive shall have the duties and responsibility and authority with respect to the Bank's operations where the Bank does business which are substantially similar to his duties, responsibilities and authority with Crestar immediately prior to the Merger, and (D) the Executive shall report directly to the Bank's Chief Executive Officer and shall perform such additional duties as may be reasonably requested by such Chief Executive Officer.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Bank and to use the Executive's reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to him under this Agreement. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not unreasonably interfere with the performance of the Executive's responsibilities as an employee of the Bank in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted regularly by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to unreasonably interfere with the performance of the Executive's responsibilities to the Bank.

               (iii) At such time during the Employment Period as the person who was the Bank's Chief Executive Officer on the Effective Date (the "Current Bank CEO") ceases for any reason to serve in such capacity, the Company and the Bank shall take all actions necessary or appropriate to cause the Executive to be appointed as an Executive Vice President of the Company and to be nominated and elected the Chairman of the Bank's Board of Directors and Chief Executive Officer of the Bank, with such duties, authorities and reporting responsibilities as are normally associated from time to time with such status.

               (b) Board Membership.  As of the Effective Date, the Company
                   ----------------
     shall cause the Board of Directors of the Bank (the "Bank Board") to nominate the Executive (and the Bank Board shall elect Executive) as a member of the Bank Board. So long as the Executive serves as an employee of the Company or the Bank during the Employment Period, the Company shall cause the Bank Board to continue to elect Executive as a member of the Bank Board. Executive shall resign from the Bank Board effective as of the date his employment terminates, and his resignation shall be accepted.

               (c)  Compensation.
                    ------------

               (i) Base Salary.  With respect to each full calendar year during
                   -----------
     the Employment Period, the Executive shall be entitled to receive base salary ("Annual Base Salary") at an annual rate equal to $500,000 for calendar year 1998, $525,000 for calendar year 2000 and $550,000 for calendar year 2001. Such Annual Base Salary shall be paid in accordance with the Company's payroll policies and practices for executive employees.

               (ii) Annual Bonus.  With respect to each full calendar year
                    ------------
     during the Employment Period, the Executive shall receive an annual cash bonus ("Annual Bonus") in an amount equal to $300,000 for calendar year 1999, $315,000 for calendar year 2000 and, for calendar year 2001, the greater of $330,000 or the aggregate amount paid to the Executive for such calendar year under the Company's Management Incentive Plan ("MIP") and Performance Unit Plan ("PUP"). Such Annual Bonus shall be paid in accordance with the Company's payroll policies and practices for executive employees.

               (iii)  Initial Equity-Based Awards.  As of the Effective Date,
                      ---------------------------
     the Company shall grant to the Executive an aggregate of 30,000 shares of restricted the Company's common stock (the "Restricted Stock") and a ten-year nonqualified option (the "Option") to acquire an aggregate of 90,000 shares of the Company's common stock (the "Company Stock"). The Option shall have an exercise price per share equal to the closing price per share of the Company Stock on the New York Stock Exchange on the Effective Date and shall be subject to the anti-dilution adjustments set forth in the Company's 1995 stock option plan under which the option is granted. Except as otherwise provided herein, the Option and the Restricted Stock shall vest in accordance with the vesting schedule applicable to Executive Vice Presidents of the Company, but the Option and the Restricted Stock shall fully vest in no event later than the earlier of (1) the end of the Employment Period or (2) the occurrence of an event which fully vests all options granted under the Company's 1995 stock option plan. The Option and the Restricted Stock shall also become fully vested upon Executive's death, Disability, termination of Executive's employment by the Company or the Bank without Cause and termination of Executive's employment by the Executive for Good Reason. The Option shall have a ten year term and shall remain exercisable until the expiration of such term unless the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason; provided, however, that in the event of a merger transaction in which the Company is not the surviving corporation, the foregoing shall not be construed as precluding the Option from being treated in such transaction in the same manner as other outstanding options held by Company employees. As promptly as practicable, and in any event within six (6) months after the Effective Date, the Company shall, at its expense, cause all shares of Restricted Stock and all shares of Company Stock subject to the Option (and the options referred to in paragraph (iv) below) to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and registered or qualified under applicable state laws, to be freely resold. The Company shall maintain the effectiveness of such registration and qualification for so long as the Executive or any member of the Executive's immediate family owns the shares of Restricted Stock or hold any option described in this Agreement or owns the underlying shares of Company Stock or until such earlier date as all such shares, without such registration or qualification, may be freely sold without any restrictions under the Securities Act.

               (iv) Future Grants.  During the Employment Period, Executive
                    -------------
     shall receive grants of PUP units, stock options, restricted stock and other equity-based awards (and, for calendar year 2001, MIP units) at the same time as and consistent with the grants made to Executive Vice Presidents of the Company who have substantially the same duties and responsibilities as the Executive but in no event shall the Executive be granted options to purchase Company Stock under the Company's stock option plan for less than 15,000 shares in 1999 (the "1999 option"), for less than 15,000 shares in 2000 (the "2000 option") and for less than 15,000 shares in 2001 (the "2001 option"). Each such option shall be granted subject to the terms of such plan for a ten (10) year term, provided, however, that
     (A) each such option shall fully vest no later than the earlier of (1) the end of the Employment Period or (2) the occurrence of an event which fully vests all options granted under the Company's stock option plan, (B) each such option shall fully vest upon Executive's death, Disability, termination of employment by the Company without Cause and termination of employment by the Executive for Good Reason, and (C) each such option shall remain exercisable until the expiration of such term unless the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason. Notwithstanding clause (C) of the preceding sentence, if the Executive's employment terminates pursuant to his resignation under
     Section 4(c)(ii), the 1999 option shall remain exercisable by the Executive until expiration of the five (5) year period starting on the date of the grant of such option without regard to such termination; and the 2000 option shall remain exercisable until expiration of the two and one half (2 1/2) year period starting on the date of the grant of such option and, if the Executive does not resign under Section 4(c)(ii), until at least the expiration of the 5-year period starting on such date of grant. The 2001 option shall remain exercisable after a termination of employment on the same basis as options granted to the Company's Executive Vice Presidents who have substantially the same duties and responsibilities as the Executive. However, no option shall be granted to the Executive under this Section 3(c)(iv) if his employment by the Company and the Bank terminates before the date the option is granted; provided, however, that any such option not theretofore granted shall be deemed to have been granted immediately prior to the date as of which Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason (other than pursuant to Section 4(c)(ii) hereof). These grants shall be made by the Board or an appropriate Committee thereof.

               (v) Supplemental Retirement Benefit. The Company agrees that,
                   -------------------------------
     upon the Executive's ceasing to be employed by the Company for any reason on or before the end of the Employment Period, the Executive shall have the right to receive, at his election (or, in the event of his death, at the election of his surviving spouse) either (A) the benefit payable to or in respect of Executive under the terms of the supplemental retirement plan of Crestar as in effect on July 20, 1998 treating all service and compensation

     (salary and bonus) earned by the Executive with the Company on and after the Effective Date as service and compensation with Crestar or (B) the benefit payable to or in respect of the Executive under the terms of the Company's supplemental retirement plan as in effect on July 20, 1998, treating all service with and compensation from Crestar prior to the Effective Date as service with, and compensation from, the Company to the extent such service and compensation would have been taken into account under such plan if such service had been performed for the Company and such compensation had been paid by the Company. No compensation under Crestar's value share program shall be taken into account under this Section 3(c)(v).

               (vi) Other Employee Benefit Plans; Perquisites.  During the
                    -----------------------------------------
     Employment Period, the Executive shall be provided with employee benefits (including, but not limited to, medical benefits and life insurance, but excluding benefits which are like the benefits described in Section 3(c)(i) through section 3(c)(v) of this Agreement) and fringe benefits and other perquisites, at a level not less favorable than that provided to the Executive by Crestar immediately prior to the Effective Date.

               (vii)  Expenses.  During the Employment Period, the Executive
                      --------
     shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's and the Bank's policies.

               (viii)  Office and Support Staff.  During the Employment Period,
                       ------------------------
     the Executive shall be entitled to an office or offices of a size and with furnishings and to administrative and other support services as are provided generally to other senior executives of the Company and the Bank.

               (ix) Vacation.  During the Employment Period, the Executive shall
                    --------
     be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and the Bank with respect to other senior executives of the Company and the Bank.

               4.  Termination of Employment.
                   -------------------------

               (a) Death or Disability.  The Executive's employment shall
                   -------------------
     terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 13(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the

     Executive's employment with the Company and the Bank shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to the full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company and the Bank on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

               (b) Cause.  The Company or the Bank may terminate the Executive's
                   -----
     employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or the Bank (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company (the "Board") which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company or the Bank, or

               (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto, which is materially and demonstrably injurious to the Company or the Bank.

     For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company or the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company and the Bank. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above and specifying the particulars thereof in detail.

               (c) Good Reason.  (i) The Executive's employment may be
                   -----------
     terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall occur upon a good faith determination by the Executive that the Company or the Bank has materially breached any of its obligations under this Agreement, which breach is not cured within 20 days of the receipt of written notice of such breach by the Company or the Bank from the Executive.

               (ii) If the Executive tenders his resignation to the Chairman of the Board effective as of the end of the eighteen (18) month period which starts on the Effective Date and he does so before the end of such eighteen
     (18) month period, the Company shall treat his resignation under this
     Section 4(c)(ii) the same as a termination of employment for Good Reason under this Agreement.

               (d) Notice of Termination.  Any termination by the Company or the
                   ---------------------
     Bank for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to each other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

               (e) Date of Termination.  "Date of Termination" shall mean (i) if
                   -------------------
     the Executive's employment is terminated by the Company or the Bank for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein in accordance with this Agreement, (ii) if the Executive's employment is terminated by the Company or the Bank other than for Cause or Disability, the Date of Termination shall be the date on which the Company or the Bank notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

               5.  Company and Bank Obligations upon Termination.
                   ---------------------------------------------

               (a) Good Reason; Other Than for Cause or Disability. If, during
                   -----------------------------------------------
     the Employment Period, the Company or the Bank shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay (or cause the Bank to pay) to the Executive, in addition to any earned but unpaid portion of the Executive's

     Annual Base Salary and Annual Bonus through the Date of Termination (the "Accrued Obligations"), a lump sum cash payment, within 10 days after the Date of Termination, in an amount equal to the Annual Base Salary and the Annual Bonus (which for the year 2001 shall be deemed to be $330,000) which would have been paid to the Executive for the remainder of the Employment Period absent such termination;

               (ii) for the remainder of the Employment Period, the Company shall continue to provide to the Executive (and, to the extent applicable, his spouse) medical and dental benefits (collectively "Medical Benefits") and other welfare benefits, fringe benefits and perquisites on the same basis as such benefits and perquisites were provided to the Executive immediately prior to the Date of Termination;

               (iii) the Option, the Restricted Stock and any other nonvested stock option or restricted stock awards, as well as the options referred to in Section 3(c)(iv) hereof, shall vest immediately;

               (iv) the Company shall pay (or cause the Bank of pay) to the Executive a lump sum cash payment, within 30 days after the Date of Termination, in an amount equal to the amount the Company or the Bank would have contributed on the Executive's behalf to any qualified or supplemental defined contribution plan for the period from the Date of Termination through and including the end of the Employment Period, had the Executive's employment not terminated hereunder;

               (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide (or cause the Bank to pay or provide) to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company or the Bank through the Date of Termination, including retiree medical and dental benefits and executive life insurance benefits in accordance with Crestar's current practice with respect to its "grandfathered" executives (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

               (vi) the Company shall pay (or cause the Bank to pay) to Executive (and, after his death, his surviving spouse) the supplemental retirement benefit due under Section 3(c)(iv) as if Executive had worked for the Bank or the Company until the end of the Employment Period and been paid the compensation described in Section 5(a)(i).

               (b) Death.  If the Executive's employment is terminated by reason
                   -----
     of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the payment of Accrued Obligations, the timely payment or provision of Other Benefits to or in respect of the Executive and the payment to the Executive's surviving spouse of the supplemental retirement benefits hereunder. In addition, the Option and the Restricted Stock, as well as the options referred to in
     Section 3(c)(iv) hereof, shall vest immediately. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

               (c) Disability.  If the Executive's employment is terminated by
                   ----------
     reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits and the payment of the supplemental retirement benefit hereunder. In addition, the Option and the Restricted Stock, as well as the options referred to in Section 3(c)(iv) hereof, shall vest immediately. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

               (d) Cause; other than for Good Reason.  If the Executive's
                   ---------------------------------
     employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive the Accrued Obligations and Other Benefits, in each case to the extent theretofore unpaid or not provided, and the payment of the supplemental retirement benefit hereunder.

               (e) Effect.  Any termination of the Executive's employment shall
                   ------
     have no effect on the continuing operation of this Section 5.

               6.  Non-exclusivity of Rights.  Except as specifically provided,
                   -------------------------
     nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 13(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

               7.  No Mitigation, etc.  The Company's and the Bank's obligation
                   -------------------
     to make the payments provided for in this Agreement and otherwise to perform their respective obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or the Bank may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay (or to cause the Bank to pay) or promptly reimburse the Executive for all reasonable costs and expenses (including all reasonable legal fees and expenses) which the Executive may reasonably incur in connection with any dispute hereunder (regardless of the outcome thereof) relating to the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any claim by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that the foregoing obligation shall not apply with respect to any claim by the Executive which is determined not to have been brought in good faith.

               8.  Certain Additional Payments by the Company.
                   ------------------------------------------

               (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other benefit provided by the Company, the Bank or Crestar or any of their affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes, employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company or the Bank to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company, the Bank and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company or the Bank should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting

     Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company or the Bank to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company or the Bank to participate in any proceedings relating to such claim;

     provided, however, that the Company or the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company or the Bank shall advance the amount of such payment to the Executive, on an interest-free loan basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company or the Bank pursuant to section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's or the Bank's complying with the requirements of Section 8(c)) promptly pay to the Company or the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced as an interest free loan by the Company or the Bank pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company or the Bank does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such loan shall be forgiven and shall not be required to be repaid and the amount of such loan shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

               9.  Confidential Information.
                   ------------------------

               (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company and the Bank all secret or confidential information, knowledge or data relating to the Company, the Bank or any of their affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the

     Company or the Bank and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company or the Bank, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company or the Bank, and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

               (b)  In the event of a breach or threatened breach of this
     Section 9, the Executive agrees that the Company or the Bank shall (in addition to any other remedy available) be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive hereby acknowledging that damages would be inadequate and insufficient.

               (c) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9.

               10.  Anti-Pirating.
                    -------------

               (a) The Executive shall not, during the one year period following his termination of employment for any reason under this Agreement, seek to employ on his own behalf or on behalf of any other person, firm, or corporation which engages, directly or indirectly, in the same business as the Company or the Bank, any person who was employed as an employee by the Company or the Bank in an executive, managerial or supervisory capacity at any time during the Executive's employment by the Company or the Bank and who has not thereafter ceased to be employed in such capacity by the Company or the Bank for a period of at least one (1) year.

               (b) In the event of a breach or threatened breach of this Section 10, the Executive agrees that the Company or the Bank shall (in addition to any other remedy available) be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive hereby acknowledging that damages would be inadequate and insufficient.

               11.  Successors.
                    ----------

               (a) This Agreement is personal to the Executive and without the prior written consent of the Company and the Bank shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company, the Bank and their successors and assigns.

               (c) The Company and the Bank each will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or the Bank would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and the Bank as hereinbefore defined and any successor to their businesses and the Bank, respectively, and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               12.  Noncompete.  (a)  If the Executive tenders his resignation
                    ----------
     under Section 4(c)(ii), the Executive for the two (2) year period starting on the date his employment with the Bank terminates pursuant to such resignation shall not serve as an officer, director or employee, or consultant to, or be a significant investor in, any organization which engages in Virginia, Maryland and/or the District of Columbia in the same business, or same lines of business, engaged in by the Bank in Virginia, Maryland and/or the District of Columbia on the date his employment so terminates. The Executive shall not be treated under this Section 12 as a significant investor in an organization unless he owns directly or indirectly a ten percent (10%) or more equity interest in the stock or capital or profits of such organization.

               (b) Executive agrees that this Section 12 is reasonable, fair and equitable in light of his duties and responsibilities under this Agreement and that it is necessary to protect the ligitimate business interests of the Company and the Bank and, further, that it consitutes a material inducement to agree to treating a resignation under Section 4(c)(ii) the same as a termination for Good Reason. In the event of a breach or threatened breach of this Section 12, the Executive agrees that the Bank shall (in addition to any other remedy available) be entitled to injunctive relief in a court of competent jurisdiction to remedy any such breach or threatened breach, the Executive hereby acknowledging that damages would be inadequate and insufficient.

               13.  Miscellaneous.
                    -------------

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:   James M. Wells III
               --------------------
                                      Crestar Financial Corporation
                                      919 East Main Street
                                      Richmond, Virginia 23261

               If to the Company or the Bank:
               ------------------------------

                              SunTrust Banks, Inc.
                              303 Peachtree Street
                              Atlanta, Georgia 30309
                              Attention:  General Counsel

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company or the Bank may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) The Executive's or the Company's or the Bank's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company or the Bank may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               (f) From and after the Effective Date, this Agreement shall supersede any other employment, severance or change in control agreement between the parties hereto or between the Executive and Crestar, including Crestar's Executive Severance Plan as in effect for Executive immediately prior to the Effective Date (the "Severance Agreement") and no such employment, severance or change in control agreement, including the Severance Agreement, shall have any further force or effect whatsoever.

               14.  Dispute Resolution.  In the event of any dispute or
                    ------------------
     controversy arising under or in connection with this Agreement, the parties shall settle such dispute or controversy exclusively by arbitration in Richmond, Virginia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

               15.  Indemnification.  To the fullest extent permitted by law,
                    ---------------
     the Company and the Bank shall indemnify the Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of the Company or the Bank or any of their affiliates during the Employment period and for at least three (3) years thereafter, the Company or the Bank shall make every reasonable effort to maintain customary director and officer liability insurance covering the Executive for acts and omissions during the Employment Period. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 15.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                         SunTrust Banks, Inc.


                         By: /s/ L. Phillip Humann
                            --------------------------------------
                         Name: L. Phillip Humann
                         Title:  Chairman of the Board and Chief Executive
                                 Officer


                          /s/ James M. Wells III
                         -----------------------------------------
                         James M. Wells III